UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2011

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.02. Results of Operations and Financial Condition.

On May 3, 2011, Sonus Networks, Inc. (the “Company”) issued a press release reporting financial results for the quarter ended March 31, 2011.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 7.01. Regulation FD Disclosure.

On May 3, 2011, the Company issued a press release, announcing that its executives will participate in the following upcoming investor conferences, with presentations scheduled as follows:

Jefferies Global Technology, Internet, Media & Telecom Technology Conference

Thursday, May 12, 2011 at 11:10 a.m. ET

Barclays Capital 2011 GMT Conference

Wednesday, May 25, 2011 at 11:15 a.m. ET

Both presentations will be available via webcast.  Links to the webcast will be available on the investor relations section of the Company’s website at www.sonusnet.com.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit relating to Items 2.02 and 7.01 shall be deemed to be furnished, and not filed:

99.1

Press release of Sonus Networks, Inc. dated May 3, 2011 reporting its financial results for the quarter ended March 31, 2011 and announcing the participation of Sonus executives in upcoming investor conferences.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2011	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President and General Counsel

Exhibit Index

99.1         Press release of Sonus Networks, Inc. dated May 3, 2011 reporting its financial results for the quarter ended March 31, 2011 and announcing the participation of Sonus executives in upcoming investor conferences.